Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 Nos. 333-69145 & 333-86530 of Newmont Mining Corporation of our report dated June 26, 2006 relating to the financial statements as of and for the year ended December 31, 2005 of the Retirement Savings Plan for Hourly-Rated Employees of Newmont, which appears in this Form 11-K.

/s/ Causey Demgen & Moore Inc.

Causey Demgen & Moore Inc.

Denver, Colorado

June 29, 2006